EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment #2 to Form 10 of ID Perfumes, Inc. of our report dated March 12, 2013 (except for Notes 1, 7, 12 and 15, as to which the date is April 30, 2013), with respect to the financial statements of ID Perfumes, Inc. for the years ended December 31, 2012 and 2011, filed on April 30, 2013, and the reference to our firm under the heading "Experts" in the Form 10 filing.

/s/Goldstein Schechter Koch

June 14,   2013